Exhibit 99.1

Press Release

INVESTOR CONTACT:

Judy Davies, VP, Investor Relations and Marketing Communications

+1 408-864-7549

judy.davies@verigy.com

Verigy Reports First Quarter 2011 Financial Results

CUPERTINO, Calif., Feb. 24, 2011 – Verigy Ltd. (NASDAQ: VRGY), a premier semiconductor test company, today reported financial results for its first quarter ended January 31, 2011. Revenue for the first quarter was $120 million, a decrease of $39 million, or 25 percent, from the prior quarter and an increase of $14 million, or 13 percent, from the comparable prior year period.

Net loss for the first quarter was $5 million, or ($0.08) per share, compared to net income of $10 million, or $0.17 per share last quarter, and net loss of $6 million, or ($0.10) per share, in the prior year period.

Results for the first quarter included approximately $7.9 million of charges associated with the company’s merger-related transaction costs and restructuring actions as well as gains on the sale of investments. After excluding these items, Verigy reported non-GAAP net income of $3 million, or $0.05 per share, including $4.1 million of share-based compensation expense.

A reconciliation between GAAP and non-GAAP net income is provided following the financial statements that are part of this press release.

“First quarter revenue of $120 million was at the high end of our guidance range, and we exceeded our expectations on a non-GAAP earnings per share basis,” said Bob Nikl, Verigy chief financial officer. “We are continuing to reduce our operating expenses for sustainable profitability.”

“Sales of our 93K HSM product picked up significantly and demand for our Port Scale RF product continued to be strong,” added Jorge Titinger, Verigy president and chief executive officer. “However, uncertainty regarding the LTX-Credence merger and Advantest proposal has caused certain customers to delay final purchase decisions. As we move forward, we understand that this period of uncertainty is challenging for all involved – our customers, employees and shareholders – and it is our desire to resolve the uncertainty in the coming weeks.”

The company will be providing a status update on its M&A activity during its first quarter of fiscal year 2011 conference call scheduled today at 1:30 p.m. (Pacific). Conference call and webcast details are noted below.

Outlook for Q2 2011

For the second quarter ending April 30, 2011, the company is providing the following outlook:

•	Revenue is expected to be in the range of $115 million to $120 million.

•

The company is not providing GAAP EPS guidance at this time since it is unable to assess the amount of merger-related expenses and potential restructuring costs it will incur. These amounts could be significant.

•

After excluding charges expected to be incurred due to merger-related transaction activities and potential restructuring, earnings per share on a non-GAAP basis are expected to be in the range of ($0.03) to $0.02.

•	Share-based compensation expense is expected to be approximately $3.6 million to $3.8 million.

•	Weighted average shares outstanding is expected to be approximately 61 million.

Conference Call and Webcast

Verigy’s management will present more details on its first quarter fiscal year 2011 financial results on a conference call with investors today beginning at 1:30 p.m. (Pacific). This event will be webcast live in listen-only mode. Listeners may log on at http://investor.verigy.com and select “Q1 FY’11 Verigy Earnings Conference Call” in the “Events & Webcast” section under “IR News & Events.” The webcast will remain available on the company’s web site for 14 days.

A telephone replay of the conference call will be available from 4:30 p.m. (Pacific) today through March 10, 2011. The replay number is +1 888-286-8010 toll-free, or international callers may dial +1 617-801-6888; enter passcode 15114156.

About Verigy

Verigy provides advanced semiconductor test systems and solutions used by leading companies worldwide in design validation, characterization, and high-

volume manufacturing test. Verigy offers scalable platforms for a wide range of system-on-chip (SOC) test solutions, and memory test solutions for Flash, DRAM including high-speed memories, as well as multi-chip packages (MCP). Verigy also provides advanced analysis tools that accelerate design debug and yield ramp processes. Additional information about Verigy can be found at www.verigy.com.

Forward-Looking Statements

This earnings release contains forward-looking statements, including statements about our estimated second quarter revenue, non-GAAP earnings (loss) per share and share-based compensation expense. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. The risks and uncertainties include, but are not limited to, the results of discussions with Advantest; actions of LTX-Credence in response to discussions with Advantest; the impact of actions of other parties with respect to any discussions and the potential consummation of a transaction with Advantest or LTX-Credence; the commencement of litigation relating to the Advantest discussions or to the proposed transaction with LTX-Credence; the ability to retain key employees; delays in or cancellations of orders by customers awaiting resolution of the Advantest discussions and the pending merger with LTX-Credence; conditions of the semiconductor and semiconductor test industries; the strength of our customers’ businesses; unanticipated delays in meeting product demand and delivery requirements; and other economic, business, competitive, and/or regulatory factors affecting the businesses of Verigy generally, including those set forth in Verigy’s filings with the Securities and Exchange Commission, especially in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of its annual report on Form 10-K and quarterly reports on Form 10-Q, current reports on Form 8-K and other SEC filings. The forward-looking statements in this press release are only valid as of this date, and Verigy undertakes no duty to update any forward-looking statements.

Information About Non-GAAP Measures

Verigy is supplementing its financial measures presented on a GAAP basis by providing non-GAAP measures to provide additional meaningful comparisons between current results and results in prior operating periods to evaluate the operating performance of the company. Management believes that these non-GAAP financial measures can provide additional meaningful information of underlying trends of the business because they provide a comparison of historical information that excludes certain items that impact the overall comparability. Non-GAAP net income for the quarter ended January 31, 2011 excludes the effects of charges related to the company’s merger transaction costs, restructuring actions, and gains on the sale of investments. Management uses this information to make operational decisions and for comparisons to historical operating results and the operating results of its competitors. Management finds the non-GAAP information to be useful and believes that its investors may also benefit from seeing the company’s results “through the eyes” of management in addition to seeing its GAAP results. A reconciliation between the company’s GAAP and non-GAAP measures is provided in the attached tables. Non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read and evaluated in conjunction with the GAAP financial measures.

# # #

VERIGY LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except share and per share amounts)

(Unaudited)

	Three Months Ended January 31,
	2011	2010

Net revenue:
Products	$83	$76
Services	37	30

Total net revenue	120	106

Cost of sales:
Cost of products (*)	42	40
Cost of services (*)	22	19

Total cost of sales	64	59

Operating expenses:
Research and development (*)	23	22
Selling, general and administrative (*)	38	29
Restructuring charges	—	1

Total operating expenses	61	52

Loss from operations	(5)	(5)
Other (expense) income, net	—	(1)

Loss before income taxes	(5)	(6)
Provision for income taxes	—	—

Net loss	$(5)	$(6)

Loss per share- basic:	$(0.08)	$(0.10)

Loss per share- diluted:	$(0.08)	$(0.10)

Weighted average shares (presented in thousands) used in computing net loss per share:
Basic	60,455	59,148
Diluted	60,455	59,148

* Share-based compensation expense by function:
Cost of products	$0.3	$0.5
Cost of services	$0.5	$0.3
Research and development	$0.5	$0.4
Selling, general and administrative	$6.0	$3.4

VERIGY LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, except share data)

(Unaudited)

	January 31, 2011	October 31, 2010

ASSETS
Current assets:
Cash and cash equivalents	$272	$296
Short-term marketable securities	138	135
Trade accounts receivable, net	81	94
Inventory	91	85
Other current assets	46	47

Total current assets	628	657

Property, plant and equipment, net	43	45
Long-term marketable securities	31	38
Goodwill and other intangibles, net	14	14
Other long-term assets	64	63

Total assets	$780	$817

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$54	$69
Employee compensation and benefits	19	35
Deferred revenue, current	41	44
Income taxes and other taxes payable	2	6
Other current liabilities	14	18

Total current liabilities	130	172

Long-term liabilities:
Convertible senior notes	138	138
Income taxes payable	18	18
Other long-term liabilities	59	60

Total liabilities	345	388

Shareholders’ equity
Ordinary shares, no par value, 60,632,795 and 60,015,188 issued and outstanding at January 31, 2011 and October 31, 2010, respectively
Additional paid in capital	459	449
Accumulated deficit	(12)	(7)
Accumulated other comprehensive loss	(12)	(13)

Total shareholders’ equity	435	429

Total liabilities and shareholders’ equity	$780	$817

VERIGY LTD.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended
	January 31, 2011
	Net income (loss)	EPS (*)	Gross profit	Gross margin	Operating expenses

GAAP	(5)	$(0.08)	$56	47%	$61
Non-GAAP adjustments:
Restructuring charges in operating expenses	0.4	0.01	—	—	(0.4)
Gain on sale of investments	(1.6)	(0.03)	—	—	—
Merger related deal costs in operating expenses, net of tax	8.9	0.15	—	—	(8.9)
Acquisition related charges in cost of sales	0.1	—	0.1	0.1%	—
Acquisition related charges in operating expenses	0.1	—	—	—	(0.1)

Non-GAAP	3	0.05	$56	47%	$52

	Three Months Ended
	January 31, 2010
	Net loss	EPS (*)	Gross profit	Gross margin	Operating expenses

GAAP	(6)	$(0.10)	$47	44%	$52
Non-GAAP adjustments:
Restructuring charges in cost of sales	0.3	—	0.3	0.3%	—
Restructuring charges in operating expenses	1.0	0.02	—	—	(1.0)
Gain on sale of investments	(0.5)	(0.01)	—	—	—
Acquisition related charges in cost of sales	0.1	—	0.1	0.1%	—
Acquisition related charges in operating expenses	0.1	—	—	—	(0.1)
Transition related charges in cost of sales	3.4	0.06	3.4	3.2%	—
Transition related charges in operating expenses	0.1	—	—	—	(0.1)

Non-GAAP	(2)	(0.03)	$51	48%	$51

* The convertible senior notes are antidilutive for the three months ended January 31, 2011 and 2010 on both non-GAAP and GAAP basis.

Weighted average shares (presented in thousands) used in computing net income per share for the three months ended January 31, 2011:
Diluted	60,975